UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 17, 2008

BIONOVO, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	001-33498	20-5526892
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 375
Emeryville, CA 94608
(Address of Principal Executive Offices)

(510) 601-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure.

On October 17, 2008, Bionovo, Inc. (the “Company”) determined that there was an inadvertent disclosure regarding discussions with the FDA on the specific requirements for progression to phase 3 pivotal trials. A meeting with the FDA has been scheduled for late November to discuss CMC (Chemistry, Manufacturing and Controls) issues that have been identified by the FDA as needing resolution prior to clinical progression. The Company expects to have swift resolution, and to be in a position to continue the clinical development and trials by the end of the year.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The Company does not intend to update this information or release similar information in the future.

The information under 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 17, 2008

BIONOVO, INC. (Registrant)

/s/ Isaac Cohen
Isaac Cohen Chairman and Chief Executive Officer (Principal Executive Officer)